UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2020

Cole Credit Property Trust V, Inc.

(Thor V Merger Sub, LLC, as successor by merger to Cole Credit Property Trust V, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55437	46-1958593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016

(Address of Principal Executive Offices) (Zip Code)

(602) 778-8700

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed by Cole Credit Property Trust V, Inc. (“CCPT V” or the “Company”) in connection with the completion on December 21, 2020 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated August 30, 2020 (as amended on each of October 22, 2020, October 24, 2020 and October 29, 2020, the “CCPT V Merger Agreement”), by and among CIM Real Estate Finance Trust, Inc. (“CMFT”), Thor V Merger Sub, LLC, a wholly owned subsidiary of CMFT (“CCPT V Merger Sub”), and CCPT V. Pursuant to the CCPT V Merger Agreement, on the Closing Date, the Company merged with and into CCPT V Merger Sub (the “CCPT V Merger”), with CCPT V Merger Sub surviving the CCPT V Merger as a wholly-owned subsidiary of CMFT. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of CCPT V ceased.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant to the Termination Agreement, dated August 30, 2020 (the “Termination Agreement”), by and between the Company and Cole REIT Management V, LLC (the “CCPT V Advisor”), the Advisory Agreement, dated March 17, 2014, by and between the Company and the CCPT V Advisor (the “CCPT V Advisory Agreement”) terminated at the effective time of the CCPT V Merger except as otherwise set forth in the Termination Agreement. Pursuant to the Termination Agreement, the CCPT V Advisor waived any “Subordinated Performance Fee” or “Disposition Fee” (each as defined in the CCPT V Advisory Agreement) it otherwise would have been entitled to receive pursuant to the CCPT V Advisory Agreement related to the CCPT V Merger.

The foregoing description of the Termination Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Completion of Merger with CMFT

On the Closing Date, the Company and CMFT completed the CCPT V Merger previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 31, 2020, pursuant to the CCPT V Merger Agreement.

At the effective time of the CCPT V Merger and subject to the terms and conditions of the CCPT V Merger Agreement, each issued and outstanding share of CCPT V’s Class A common stock, $0.01 par value per share (the “CCPT V Class A Common Stock”), and Class T common stock, $0.01 par value per share (the “CCPT V Class T Common Stock” and, together with the CCPT V Class A Common Stock, “CCPT V Common Stock”), was converted into the right to receive 2.892 shares of CMFT’s common stock, $0.01 par value per share (“CMFT Common Stock”), subject to the treatment of fractional shares in accordance with the CCPT V Merger Agreement (the “CCPT V Merger Consideration”). At the effective time of the CCPT V Merger and subject to the terms and conditions of the CCPT V Merger Agreement, each issued and outstanding share of CCPT V Class A Common Stock granted under CCPT V’s 2018 Equity Incentive Plan, whether vested or unvested, was cancelled in exchange for an amount equal to the CCPT V Merger Consideration.

The foregoing description of the CCPT V Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the CCPT V Merger Agreement. A copy of the CCPT V Merger Agreement and the amendments thereto are filed as Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Combined Company

Also on December 21, 2020, Cole Office & Industrial REIT (CCIT III), Inc. completed its previously announced merger with CMFT. The combined company after both mergers (the “Combined Company”) retains the name “CIM Real Estate Finance Trust, Inc.” Each of the mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of and at the effective time of the CCPT V Merger, holders of CCPT V Common Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive 2.892 shares of CMFT Common Stock per share of CCPT V Common Stock under the CCPT V Merger Agreement).

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.01	Changes in Control of Registrant.

As a result of and at the effective time of the CCPT V Merger, a change in control of the Company occurred and the Company merged with and into CCPT V Merger Sub and the separate corporate existence of the Company ceased.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the CCPT V Merger and pursuant to the CCPT V Merger Agreement, the Company ceased to exist and CCPT V Merger Sub continued as the surviving company in the CCPT V Merger. All members of the board of directors of the Company ceased to be directors at the effective time of the CCPT V Merger by operation of the CCPT V Merger. The departure of the directors was in connection with the CCPT V Merger and was not due to any disagreement or dispute with the Company on any matter.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02 in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2020, in connection with the CCPT V Merger, the Company’s stockholders approved Articles of Amendment to the charter of the Company (the “Articles of Amendment”) to remove certain provisions related to roll-up transactions (and the associated definitions) from the Company’s charter. On December 21, 2020, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective upon filing.

The foregoing description of the Articles of Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment. A copy of the Articles of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 17, 2020, the Company held a special meeting of its stockholders (the “CCPT V Special Meeting”), at which its stockholders were asked to consider and vote on (i) a proposal to approve the CCPT V Merger, (ii) a proposal to approve the Articles of Amendment, and (iii) a proposal to adjourn the CCPT V Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the CCPT V Merger or the proposal to approve the Articles of Amendment.

On November 10, 2020, the Company filed with the SEC a definitive proxy statement and related materials pertaining to the CCPT V Merger and the CCPT V Special Meeting, which describe in detail each of the proposals submitted to the Company’s stockholders to be voted on at the CCPT V Special Meeting.

At the CCPT V Special Meeting, there were present, in person or by proxy, stockholders holding an aggregate of 9,450,864.90 shares of CCPT V Common Stock, representing approximately 55.75% of the total number of 16,953,146.96 shares of CCPT V Common Stock issued and outstanding as of October 13, 2020, the record date for the CCPT V Special Meeting, and entitled to vote at the CCPT V Special Meeting.

The final results of the following matters voted on at the CCPT V Special Meeting are set forth below, excluding any shares beneficially held by certain affiliates as required by the CCPT V Merger Agreement. No broker non-votes were cast.

	For	Against	Abstain
Approval of CCPT V Merger	8,625,846.50	206,219.62	618,798.78
Approval of the Articles of Amendment	8,526,994.62	234,046.64	689,823.65

Accordingly, the Company’s stockholders approved the CCPT V Merger.

In addition, as reflected above, the Company’s stockholders approved the Articles of Amendment. Because the affirmative vote of the holders of a majority of the shares of CCPT V Common Stock entitled to be cast to approve each of the CCPT V Merger and the Articles of Amendment was achieved, the proposal to adjourn the CCPT V Special Meeting to solicit additional proxies in favor of such proposals was not necessary or appropriate and, therefore, not called.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 30, 2020, by and among CIM Real Estate Finance Trust, Inc., Thor V Merger Sub, LLC and Cole Credit Property Trust V, Inc. (incorporated by reference to Exhibit 2.1 to Cole Credit Property Trust V, Inc.’s Current Report on Form 8-K filed with the SEC on August 31, 2020).

2.2	Amendment to Agreement and Plan of Merger, dated as of October 22, 2020, by and among CIM Real Estate Finance Trust, Inc., Thor V Merger Sub, LLC and Cole Credit Property Trust V, Inc. (incorporated by reference to Exhibit 2.1 to Cole Credit Property Trust V, Inc.’s Current Report on Form 8-K filed with the SEC on October 28, 2020).

2.3	Amendment to Agreement and Plan of Merger, dated as of October 24, 2020, by and among CIM Real Estate Finance Trust, Inc., Thor V Merger Sub, LLC and Cole Credit Property Trust V, Inc. (incorporated by reference to Exhibit 2.2 to Cole Credit Property Trust V, Inc.’s Current Report on Form 8-K filed with the SEC on October 28, 2020).

2.4	Amendment No. 3 to Agreement and Plan of Merger, dated as of October 29, 2020, by and among CIM Real Estate Finance Trust, Inc., Thor V Merger Sub, LLC and Cole Credit Property Trust V, Inc. (incorporated by reference to Exhibit 2.1 to Cole Credit Property Trust V, Inc.’s Current Report on Form 8-K filed with the SEC on November 2, 2020).

3.1	Articles of Amendment of the Articles of Amendment and Restatement of Cole Credit Property Trust V, Inc., filed on December 21, 2020.

10.1	Termination Letter Agreement, dated as of August 30, 2020, by and between Cole Credit Property Trust V, Inc. and Cole REIT Management V, LLC (incorporated by reference to Exhibit 10.1 to Cole Credit Property Trust V, Inc.’s Current Report on Form 8-K filed with the SEC on August 31, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOR V MERGER SUB, LLC As successor by merger to Cole Credit Property Trust V, Inc.

Date: December 22, 2020	By:	/S/ Nathan D. DeBacker
Nathan D. DeBacker
Vice President, Chief Financial Officer and Treasurer